SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2005

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2005 Saks Incorporated (the “Company”) and Belk, Inc.(“Buyer”) entered into an Asset Purchase Agreement dated as of April 28, 2005 (the “Purchase Agreement”).

The following is a brief description of certain of the terms and conditions of the Purchase Agreement: (1) the purchase price is $622,000,000 in cash, subject to adjustment based on changes in working capital; (2) Buyer will purchase substantially all of the assets of the Company and of specific subsidiaries of the Company (the “Subsidiaries”) that are solely related to the business of owning and operating the stores operating under the Company’s “Proffitt’s” and “McRae’s” business names (the “Business”); (3) excluded assets will include without limitation (a) cash (other than “register cash” and “store safe cash”), (b) accounts receivable, (c) four stores located in Alabama and (iv) Club Libby Lu assets; (4) in general, Buyer will assume all liabilities of the Company and the Subsidiaries to the extent solely relating to the Business or the transferred assets; (5) excluded liabilities will include without limitation all pre-closing taxes, specified existing litigation matters and pre-closing medical, workers’ compensation and general liability claims; (6) if a landlord consent with respect to one of the stores to be sold is not obtained prior to closing, this store will be excluded from the sale, and the purchase price will be reduced by an agreed amount, and if the consent is obtained within six months following closing the Company will sell the store to Buyer for the agreed amount; (7) customary representations, warranties and covenants; (8) the Company’s indemnification obligation for breach of representations and warranties (other than authority) will be subject to a $65,000 per claim threshold, a $10,000,000 aggregate deductible, and a $60,000,000 cap; (9) representations and warranties will generally survive for 12 months after closing: (10) the Company will deliver fiscal 2004 audited financial statements of the Business within 60 days after the closing; (11) the closing conditions include expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no order of any governmental body restraining or prohibiting the purchase and sale of any material portion of the transferred assets, performance by the Company and Buyer in all material respects of all material covenants and agreements required by Purchase Agreement to be performed at or prior to the closing, termination of all liens under the Company’s credit agreement (with respect to the transferred assets) and representations and warranties being true at closing except as would not have a material adverse effect; (12) Buyer will generally offer continued employment to all employees of the Business at a rate of compensation (base salary and bonus potential) that is at least the same as that to which such employees are entitled prior to closing; (13) specified employees of the Business will receive from Buyer at its expense prescribed severance benefits under the Company’s Amended and Restated 2000 Change in Control and Material Transaction Severance Plan as a result of termination of employment following the closing of the transaction contemplated by the Purchase Agreement, and Buyer will pay severance under the Company’s severance guidelines to specified transferred employees whose employment is involuntarily terminated during 2005; (14) prior to closing, Buyer will be obligated to, with respect to the stores being sold, either (a) enter into a program agreement with Household Bank (SB), N.A. (now known as HSBC Bank Nevada, N.A.) that is acknowledged by Household Bank to satisfy the requirements of the Program Agreement between the Company and Household Bank (SB), N.A. dated as of April 15, 2003 or (b) purchase the accounts and account receivables associated with such stores from Household Bank for a specified price; and (15) the Company and Buyer will enter into a transition services agreement, private brands agreement, and Club Libby Lu licensed departments agreement in connection with the transaction.

A copy of the Purchase Agreement is attached to, and incorporated by reference in this Item of, this Current Report on Form 8-K as Exhibit 99.1. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

The summary disclosure above and the Purchase Agreement attached as Exhibit 99.1 to this Current Report on Form 8-K are being furnished to provide information regarding the terms and conditions of the Purchase

Agreement. No representation, warranty, covenant, or agreement described in the summary disclosure or contained in the Purchase Agreement is, or should be construed as, a representation or warranty by the Company to any investor or covenant or agreement of the Company with any investor. Investors should note the limitation on third party beneficiary rights contained in the last sentence of Section 13.5(b) of the Purchase Agreement, which provides that nothing in the Purchase Agreement “is intended or shall be construed to confer upon any Person other than the parties and successors and assigns …any right, remedy or claim under or by reason of [the Purchase] Agreement.”

There may be risks for investors associated with relying on representations, warranties, covenants, and agreements contained in the Purchase Agreement. The representations and warranties in the Purchase Agreement may be qualified by disclosure schedules that have not been filed with the Securities and Exchange Commission, may be qualified by materiality standards that differ from what may be viewed as material for securities-law purposes, and represent an allocation of risk as between the parties as part of the transaction reflected in the Purchase Agreement. Moreover, the representations and warranties may become incorrect after the date of the Purchase Agreement, and changes, if any, may not be reflected in the Company’s public disclosures. The covenants and agreements contained in the Purchase Agreement are solely for the benefit of the Company and Buyer, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.

Item 8.01 Other Events.

A copy of the Company’s news release dated April 29, 2005 disclosing, among other things, that the Company and Buyer entered into the Purchase Agreement is attached to, and incorporated by reference in this Item of, this Current Report on Form 8-K as Exhibit 99.2.

The Company’s preliminary estimates of the book gain associated with the transactions contemplated by the Purchase Agreement are provided below. These preliminary estimates are subject to change. Possible changes will depend on the final allocation of goodwill relating to the assets to be sold as part of the transactions as well as other items. The Company’s preliminary estimate is that the cash taxes on the gain will be less than $25 million due to the utilization of net operating losses. The relatively high effective tax rate on the book gain is primarily due to the non-deductibility of good will.

Estimated pre-tax book gain	$130 million
Estimated after-tax book gain	$50 million

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document

99.1	Copy of Asset Purchase Agreement between Saks Incorporated and Belk, Inc. dated as of April 28, 2005*

99.2	Copy of news release issued by the Company on April 29, 2005

*	All schedules and exhibits to this Exhibit have been omitted in accordance with 17 CFR §229.601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: April 29, 2005	/s/ CHARLES J. HANSEN
Executive Vice President and General Counsel

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